Exhibit (j)


            Consent of Independent Registered Public Accounting Firms


The Board of Trustees and Shareholders
AllianceBernstein Portfolios:

We consent to the use of our reports, incorporated herein by reference, dated October 27, 2006, for the AllianceBernstein Wealth Appreciation Strategy, AllianceBernstein Balanced Wealth Strategy, AllianceBernstein Wealth Preservation Strategy, AllianceBernstein Tax-Managed Wealth Appreciation Strategy, AllianceBernstein Tax-Managed Balanced Wealth Strategy and AllianceBernstein Tax-Managed Wealth Preservation Strategy as of August 31, 2006 and to the references to our firm under the headings "Financial Highlights" in the Prospectuses, "GENERAL INFORMATION - Independent Registered Public Accounting Firm", "SHAREHOLDER SERVICES - Statements and Reports', and "FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.

                                                          KPMG LLP


New York, New York
December 26, 2006



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 21, 2005, relating to the financial statements and financial highlights, which appear in the August 31, 2005 Annual Reports to Shareholders of AllianceBernstein Tax-Managed Wealth Appreciation Strategy, AllianceBernstein Tax-Managed Balanced Wealth Strategy, AllianceBernstein Tax-Managed Wealth Preservation Strategy, AllianceBernstein Wealth Appreciation Strategy, AllianceBernstein Balanced Wealth Strategy, and AllianceBernstein Wealth Preservation Strategy, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements" in such Registration Statement.






PricewaterhouseCoopers LLP

New York, New York
December 27, 2006